UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019 (December 27, 2019)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)	Election of New Director.

On December 27, 2019, the Board of Directors (the “Board”) of NN, Inc. (the “Company”) appointed Christina E. Carroll and Tom H. Wilson, Jr. to serve as directors of the Company, effective immediately (the “Appointment Effective Time”), until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal. Ms. Carroll and Mr. Wilson fill the vacancies created by the previously disclosed resignations of Ms. Stipp and Ms. Smith. In addition, Mr. Wilson has been appointed to serve as a member, and Chairman, of the Audit Committee of the Company and as a member of the Governance Committee of the Company. Ms. Carroll has been appointed to serve as a member of the Audit Committee of the Company.

Ms. Carroll, age 52, has been a managing director at Stout Risius Ross, LLC (“Stout”) where she has been responsible for originating and executing valuations, fairness opinions and other transaction-related financial advisory services across industries. From February 2018 to May 2019, Ms. Carroll served on the Board of Directors of The Chefs’ Warehouse (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada. Prior to Stout, Ms. Carroll was a director of financial advisory services at Houlihan Lokey, Inc. She also previously held managerial positions at Ernst & Young LLP (“Ernst & Young”), including a partner in valuation and transaction advisory services.

Mr. Wilson, age 58, is a Managing Partner at DecisionPoint Advisors, LLC (“DecisionPoint”) in Charlotte, N.C., a specialized merger and acquisition advisory firm for mid-market technology companies. Since 2012, Wilson has served on the Board of Directors of Jack Henry & Associates (NASDAQ: JKHY), an S&P 500 FinTech company providing technology solutions to the financial services industry where he serves as Chairman of the Audit Committee and a member of the Compensation Committee. Prior to joining DecisionPoint in 2008, he served as Chairman and CEO of NuTech Solutions from 2004 to 2008, a business intelligence software company that was acquired by Neteeza. From 1997 to 2004, Mr. Wilson was President of Osprey, a consulting and systems integration firm. Prior to his work at Osprey, Mr. Wilson was employed by IBM for 14 years in a variety of management and sales positions.

Ms. Carroll and Mr. Wilson will be compensated on the same basis as all other non-management directors of the Company. Ms. Carroll and Mr. Wilson will each enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

There are no arrangements or understandings between Ms. Carroll or Mr. Wilson and any other persons pursuant to which she or he was appointed as a director of the Company. There are no family relationships between Ms. Carroll or Mr. Wilson and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Carroll or Mr. Wilson and the Company.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 31, 2019, the Company issued a press release announcing the appointments to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by NN, Inc. dated December 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel